EXHIBIT (p)(3)

                     CODE OF ETHICS FOR BISYS FUND SERVICES.

                                                                  Exhibit (p)(3)

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                 JANUARY 1, 2004

I. DEFINITIONS

     "ACCESS PERSON" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or OBTAINS INFORMATION regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code covers certain BISYS associates that are not otherwise deemed ACCESS PERSONS by law.

     "BENEFICIAL OWNERSHIP" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a COVERED PERSON should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

     "CLIENT INVESTMENT COMPANIES" are investment companies for which BISYS serves as distributor, transfer agent, fund accountant, administrator, or sub-agent. A list of CLIENT INVESTMENT COMPANIES are provided on Exhibit A.

     "CODE COMPLIANCE OFFICER" is the person designated to oversee enforcement and ensure compliance with this code pursuant to procedures established for such purpose.

     "COVERED PERSONS" are all directors, officers and associates of the BISYS entities listed on Exhibit B hereto collectively referred to as "BISYS."

     "COVERED SECURITIES" include all securities, purchases and sales subject to reporting under this code. COVERED SECURITIES DO NOT INCLUDE: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies EXCEPT, FOR PURPOSES OF THIS CODE, SHARES OF CLIENT FUND COMPANIES; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

     A security "HELD OR TO BE ACQUIRED" is defined under Rule 17j-l(a)(10) as any COVERED SECURITY which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.

     "MATERIAL INSIDE INFORMATION" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

     A "PERSONAL SECURITIES TRANSACTION" is considered to be a transaction in a COVERED SECURITY of which the COVERED PERSON is deemed to have BENEFICIAL OWNERSHIP. This includes, but is not limited to, transactions in accounts of the COVERED PERSON's spouse, minor children, or other relations residing in the COVERED PERSON'S household, or accounts in which the COVERED PERSON has discretionary investment control. COVERED PERSONS engaged in PERSONAL SECURITIES TRANSACTIONS should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. For example, Transfer Agent employees may not process transactions for their own account or influence others to effect improper transactions on their account or for the accounts of any direct family member. Additionally, COVERED PERSONS should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds).

II.  INTRODUCTION

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all COVERED PERSONS.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for an affiliated person of any BISYS company appointed to serve as principal underwriter of a registered investment company in connection with the purchase or sale by such person of a security HELD OR TO BE ACQUIRED by any registered investment company:

         (1) to employ any device, scheme or artifice to defraud the Fund;

         (2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

         (4) to engage in any manipulative practice with respect to the Fund.

         This Code extends the provisions of Rule 17j-1(b) to all COVERED PERSONS. Any violation of this provision by a COVERED PERSON shall be deemed to be a violation of this Code.

BISYS reserves the right to monitor accounts, including retirement plan accounts, of COVERED PERSONS and their direct family members for compliance with these requirements.

III.  RISKS OF NON-COMPLIANCE

         Any violation of this Code may result in the imposition by BISYS of sanctions against the COVERED PERSON, or may be grounds for the immediate termination of the COVERED PERSON'S position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the COVERED PERSON to fines, imprisonment and/or monetary damages.

IV.  ETHICAL STANDARDS

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its CLIENT INVESTMENT COMPANIES. To this end, COVERED PERSONS should understand and adhere to the following ethical standards:

         (a) THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF CLIENT INVESTMENT COMPANY SHAREHOLDERS FIRST;

                  This duty requires that all COVERED PERSONS avoid serving their own personal interests ahead of the interests of the shareholders of any CLIENT INVESTMENT COMPANY.

         (b) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH COVERED PERSON'S POSITION OF TRUST AND RESPONSIBILITY; AND

                  COVERED PERSONS should study this Code and ensure that they understand its requirements. COVERED PERSONS should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (c) THE DUTY TO ENSURE THAT COVERED PERSONS DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH BISYS.

V.  RESTRICTIONS AND PROCEDURES

         This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all COVERED PERSONS in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those COVERED PERSONS deemed to be ACCESS PERSONS, as described in Exhibit C.

         A.  RESTRICTIONS AND PROCEDURES FOR ALL COVERED PERSONS:

         1.       Prohibition Against Use of Material Inside Information

                  COVERED PERSONS may have access to information including, but not limited to, MATERIAL INSIDE INFORMATION about CLIENT INVESTMENT COMPANIES that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be MATERIAL INSIDE INFORMATION, and information which involves a merger or acquisition that has not been disclosed to the public.

                  COVERED PERSONS in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

         2. Prohibition Against Abusive Trading Practices in Shares of Client Fund Companies

                  Engaging in short-term trading practices or other potentially abusive trading in shares of an CLIENT INVESTMENT COMPANY may constitute violations of Rule 17j-1(b) and/or the stated policies of the CLIENT INVESTMENT COMPANY. Accordingly, unless sanctioned by a particular CLIENT INVESTMENT COMPANY, COVERED PERSONS are prohibited from engaging or attempting to engage in excessive trading and exchange activity or other potentially abusive trading in contravention of any stated policy of an CLIENT INVESTMENT COMPANY.

         3.       Initial and Annual Certifications

                  Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all COVERED PERSONS shall be required to sign and submit to the CODE COMPLIANCE OFFICER a written certification, in the form of Exhibit D hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the COVERED PERSON must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all PERSONAL SECURITIES TRANSACTIONS that are required to be disclosed and reported by this Code. The CODE COMPLIANCE OFFICER will distribute to all COVERED PERSONS the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

         B.  RESTRICTIONS AND REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS:

         Each ACCESS PERSON must refrain from engaging in a PERSONAL SECURITIES TRANSACTION when the ACCESS PERSON knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the PERSONAL SECURITIES TRANSACTION an CLIENT INVESTMENT COMPANY has a pending buy or sell order in the same COVERED SECURITY.

         1.       Initial and Annual Holdings Reports

                  All ACCESS PERSONS must file a completed Initial and Annual Holdings Report, in the form of Exhibit E hereto, with the CODE COMPLIANCE OFFICER within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis following the end of the calendar year in accordance with Procedures established by the CODE COMPLIANCE OFFICER. This requirement includes any retirement plan accounts that contain CLIENT INVESTMENT COMPANIES.

         2.       Transaction/New Account Reports

                  All ACCESS PERSONS must file a completed Transaction/New Account Report, in the form of Exhibit F hereto, with the CODE COMPLIANCE OFFICER within ten (10) days after (i) opening an account with a broker, dealer, bank or transfer agent in which Covered Securities are recorded; or (ii) entering into any PERSONAL SECURITIES TRANSACTION. This requirement includes any retirement plan accounts that contain CLIENT INVESTMENT COMPANIES.

         3.       Confirmations and Statements

                  In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each ACCESS PERSON shall direct his/her broker, dealer, transfer agent or bank to supply to the CODE COMPLIANCE OFFICER, on a timely basis, duplicate copies of confirmations of all PERSONAL SECURITIES TRANSACTIONS and copies of monthly statements for all COVERED SECURITIES. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the CODE COMPLIANCE OFFICER at the following address:

                             ATTN: Code Compliance Officer
                             BISYS Fund Services
                             100 Summer Street
                             15 Floor
                             Boston, MA 02110

         C.  REVIEW OF REPORTS AND ASSESSMENT OF CODE ADEQUACY:

         The CODE COMPLIANCE OFFICER shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account

         Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the CODE COMPLIANCE OFFICER shall consider in accordance with Procedures designed to prevent ACCESS PERSONS from violating this
         Code:

                  (a) whether any PERSONAL SECURITIES TRANSACTION evidences an apparent violation of this Code; and

                  (b) whether any apparent violation has occurred of the reporting requirement set forth in Section B above.

         Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the CODE COMPLIANCE OFFICER shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The CODE COMPLIANCE OFFICER shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees of the CLIENT INVESTMENT COMPANIES with respect to any material trading violations under this Code.

         This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all COVERED and ACCESS PERSONS required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

VI.      REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

                  BISYS shall submit the following reports to the Board of Directors/Trustees for each Fund for which it serves as principal underwriter:

         A.       BISYS Fund Services Code of Ethics

         A copy of this Code shall be submitted to the Board of an CLIENT INVESTMENT COMPANY prior to BISYS commencing operations as principal underwriter, for review and approval. All material changes to this Code shall be submitted to the Board of each CLIENT INVESTMENT COMPANY for which BISYS serves as principal underwriter for review and approval not later than six (6) months following the date of implementation of such material changes.

         B.       Annual Certification of Adequacy

         The CODE COMPLIANCE OFFICER shall annually prepare a written report to be presented to the Board of each CLIENT INVESTMENT COMPANY for which BISYS serves as principal underwriter detailing the following:

                  1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

                  2. A Certification in the form of Exhibit G hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent ACCESS PERSONS from violating this Code.

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT A

The following investment companies are CLIENT INVESTMENT COMPANIES(1):

ABF Multi-Fund
Actinver Mexico Bond Fund
Activa Funds
AHV
American Family Funds
American Independence Funds Trust
American Performance Funds
AmSouth Funds
Artemis
Babson Funds
BancOne - Offshore
Barr Rosenberg Series Trust
Barr Rosenberg Variable Insurance Trust
BB&T Funds
Bear Stearns
Best
BNY Hamilton Funds
Boyar Funds
Citizens Funds
CL Lux
CLAM
Close Brothers
Coventry Group
Credit Suisse
Eaton Vance Funds
Eaton Vance Medallion
Emerald
Empire Builder Funds
Enterprise Funds
Eureka Funds
Evergreen Funds
Exeter Funds
Fidelity
Fifth Third Funds
First Focus Funds
Gartmore Funds
GMO Trust
Governor Funds
Great Hall Investment Funds
Heartland Group
Hirtle Callaghan Trust
HSBC Advisor Funds Trust
HSBC Investor Funds
HSBC Investor Portfolios
Huntington Funds
Insight
INVESCO
Investors Mark Series Fund
J&B Funds
Janus Funds
Janus World
JP Morgan Fund
Kensington Funds
LEADER Mutual Funds
Legacy Funds Group
Liontrust
LIR Premier Funds
Man-Glenwood
Mercantile Funds, Inc.
Merrill Lynch
Merrimac Series
MMA Praxis Mutual Funds
Munder Funds, Inc.
Munder Framlington Funds Trust
Munder Funds Trust
National Investors Cash Management Fund, Inc.
Nations Offshore
New Covenant Funds
Nike Securities
Nordben
Old Westbury Funds, Inc.
One Group Funds
Pacific Capital Funds
Paypal.com
Performance Funds
Permal Asset Management Fund
PPF
Premier Fund - Lux
ProFunds
Putnam
Rainbow Fund
RBC Funds, Inc.
Retirement Services, Inc.
RPIC
Sabre (Market Neutral) selection
SAGE
SandHill Investors Fund II
Selection
Shay Funds (AMF and MSB)
Skyline Funds
Standard Asset Management
St. Clair Funds, Inc.
TD Waterhouse Trust
TD Waterhouse Family of Funds, Inc.
UAM
USAllianz Variable Insurance Products Trust
Variable Insurance Funds
Victory Portfolios
Victory Variable Insurance Funds
Vintage Mutual Funds, Inc
Willamette Funds

AS OF JANUARY 1, 2004

(1) The companies listed on this Exhibit A may be amended from time to time, as necessary.

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT B

The following Broker/Dealers are subject to the BISYS Fund Services Code of Ethics2:

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services Limited Partnership
BNY Hamilton Distributors, Inc.
Centura Funds Distributor, Inc.
Evergreen Distributor, Inc.
Fifth Third Funds Distributor, Inc.
Funds Distributor, Inc.
Heartland Investor Services, LLC
J.P. Morgan Fund Distributors, Inc.
New Covenant Funds Distributor, Inc.
Performance Funds Distributor, Inc.
ProFunds Distributors, Inc.
Victory Capital Advisers, Inc.

The following other entities are subject to the BISYS Fund Services Code of Ethics2:

BISYS Fund Services Ohio, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services (Ireland) Limited

(2) The companies listed on this Exhibit B may be amended from time to time, as required.

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT C

The following COVERED PERSONS are considered ACCESS PERSONS under the BISYS Fund Services Code of Ethics3:

I. The following employees of BISYS:

       Business Systems - fund accounting associates

       Client Services - all associates

       Directors/Officers of each BISYS entity listed on Exhibit B that meet the statutory definition of ACCESS PERSON under Rule17j-1

       Financial Services (Fund Accounting, Tax and Financial Administration)
             - all associates

       Fund Administration - all associates

       Information Systems - all associates

       Legal Services - all paralegals and attorneys

       Quality Assurance - fund accounting associates

II. All wholesalers and telewholesalers associated with the Broker/Dealers on Exhibit B

-------------------------

(3) The ACCESS PERSONS listed on this Exhibit C may be amended from time to time, as required

As of January 1, 2004

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT D

INITIAL AND ANNUAL CERTIFICATIONS

         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all PERSONAL SECURITIES TRANSACTIONS required to be disclosed/reported by the Code.

         If I am deemed to be an ACCESS PERSON under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer, bank or transfer agent with whom I have an account or accounts to send to the BISYS CODE COMPLIANCE OFFICER duplicate copies of all confirmations and/or statements relating to my account(s).

__________________________________
Print or Type Name

__________________________________
Signature

__________________________________
Date

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT E

                       INITIAL AND ANNUAL HOLDINGS REPORT

Name and Address of
Broker, Dealer, Bank,             Discretionary                                                      If New Account
or Adviser(s)                 Account(1) (Yes or No)            Account Number(s)                   Date Established
______________________              __Yes __No                  _________________                   ________________

______________________                                          _________________                   ________________

______________________              __Yes __No                  _________________                   ________________

______________________                                          _________________                   ________________

[ ] ATTACHED ARE THE COVERED SECURITIES BENEFICIALLY OWNED BY ME AS OF THE DATE OF THIS INITIAL AND ANNUAL HOLDINGS REPORT.

[ ] I DO NOT HAVE ANY COVERED SECURITIES BENEFICIALLY OWNED BY ME AS OF THE DATE OF THIS INITIAL AND ANNUAL HOLDINGS REPORT. FOR PURPOSES OF THIS REPRESENTATION, TRANSACTIONS IN WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OR TRANSACTIONS THAT WERE NOT INITIATED, OR DIRECTED, BY ME DO NOT RESULT IN COVERED SECURITIES.

[ ] I CERTIFY THAT I HAVE DIRECTED EACH BROKER, DEALER, BANK OR TRANSFER AGENT WITH WHOM I HAVE AN ACCOUNT OR ACCOUNTS TO SEND TO BISYS DUPLICATE COPIES OF ALL CONFIRMATIONS AND/OR STATEMENTS RELATING TO MY ACCOUNT(S). I FURTHER CERTIFY THAT THE INFORMATION ON THE CONFIRMATIONS AND STATEMENTS RECEIVED BY THE BISYS CODE COMPLIANCE OFFICER IS ACCURATE AND COMPLETE FOR PURPOSES OF THIS INITIAL AND ANNUAL HOLDINGS REPORT.

_________________________________
Print or Type Name

_________________________________
Signature

_________________________________
Date

(1) Discretionary Account is an account empowering a broker, dealer, bank or adviser to buy and sell securities without the client's prior knowledge or consent.

                                         Number of
     Security                             Covered
    Description                      Securities/Mutual            Principal Amount
  (Symbol/CUSIP)                     Fund Shares Held       (for debt securities only)
__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

__________________                   ________________            ________________

      BISYS FUND SERVICES CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT

                                    EXHIBIT F

         I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR SOLD/DISPOSED

                                                                                Name of Broker, Dealer,
  Security      Trade Number of  Per Share  Principal   Interest   Maturity     Transfer Agent
Description     Date    Shares     Price     Amount       Rate       Rate       or Bank (and Account Number
(Symbol/CUSIP)                              (for debt      (If       (If        and Date Established, If New) Bought (B) or Sold (S)
                                            security)  Applicable) Applicable)
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________
____________    ____  ________   ________   _________    ______    ________       __________________________   ___________________

                  This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

________________________________
Print or Type Name

________________________________                ________________________________
Signature                                       Date

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT G

                          CERTIFICATION TO FUND BOARDS

         BISYS Fund Services ("BISYS") requires that all directors, officers and associates of BISYS ("COVERED PERSONS") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Code of Ethics (the "Code"). If such COVERED PERSONS are deemed to be ACCESS PERSONS under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the CODE COMPLIANCE OFFICER, listing all PERSONAL SECURITIES TRANSACTIONs in Covered Securities for all such accounts in which the ACCESS PERSON has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. ACCESS PERSONS must direct each of their brokers, dealers, banks or transfer agents to send duplicate trade confirmations and statements of all such PERSONAL SECURITIES TRANSACTIONs directly to the CODE COMPLIANCE OFFICER, who compares them to the required Transaction/New Account Reports. Additionally, the CODE COMPLIANCE Officer undertakes a quarterly review of all ACCESS PERSON's PERSONAL SECURITIES TRANSACTIONs against the Fund's investment portfolio for all Funds for which BISYS serves as principal underwriter.

The undersigned hereby certifies that BISYS has adopted Procedures designed to be reasonably necessary to prevent ACCESS PERSONS from violating BISYS' Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

________________________________                             ___________________
John Mulkern                                                 Date
CODE COMPLIANCE OFFICER
BISYS Fund Services